Exhibit 10.71

PDL BioPharma, Inc.
Stock Option Agreement Amendment Acknowledgment

The Board of PDL BioPharma, Inc., has on November 15, 2019, amended the Stock Option Agreement applicable to the attached Stock Option Grant Notice(s) (inclusive of the Amended Stock Option Grant Notice(s) corresponding thereto)(the “Notices”), with the intent that amended the amended Stock Option Agreement shall be applicable thereto. The Participant acknowledges, agrees and accepts the amended Stock Option Agreement as governing the awards represented in the attached Notice(s):

Stock Option Grant Notice(s) of [ ].

In addition, attached is the 2018 Amended Restated 2005 Equity Incentive Plan “plan”.

PDL BIOPHARMA, INC.	PARTICIPANT
By:	By:
Print Name:	Print Name:
Title:

Date:	Date: